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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 10, 2001


                              U.S. CONCRETE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    000-26025                76-0588680
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)


              2925 BRIARPARK, SUITE 500, HOUSTON, TEXAS       77042
               (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (713) 499-6200

                         ______________________________

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ITEM 5.  OTHER EVENTS.

     This Current Report on Form 8-K summarizes some events relating to U.S. Concrete, Inc. that have occurred since the end of the first quarter of 2001.

RECENT ACQUISITIONS

     On June 29, 2001, we completed the acquisition of two businesses with estimated combined revenues for the next 12 months of approximately $20 million. We plan to integrate immediately both companies into our existing operations.
We accounted for the acquisitions using the purchase method of accounting.

     In one of the acquisitions, we purchased ready-mixed concrete assets of Dallas/Ft. Worth-based L.H. Lacy Company, which include a new, state-of-the-art ready-mixed concrete facility. This acquisition expands our presence into the North Dallas/Ft. Worth market and we expect the acquisition will increase our fleet utilization in the Dallas/Ft. Worth area.

     We also acquired Central Concrete Corp. and Central Industries Red Bank Inc., which produce ready-mixed concrete and other concrete related products in New Jersey. These affiliated companies operate four builder supply retail locations and two ready-mixed concrete batch plants, which we believe will complement our existing New Jersey operations.

     As a result of these recent acquisitions, we now have 77 operating plants producing approximately 5.8 million cubic yards of concrete annually.

2001 CAPITAL RAISING INCENTIVE COMPENSATION CHARGE

     Effective April 10, 2001, we granted incentive compensation to members of our management team and some of our key employees in recognition of the overall contribution made by those employees to our various 2001 capital raising initiatives. This one-time capital raising incentive compensation award is in addition to our recurring annual incentive compensation program.

The total incentive compensation for all recipients is summarized as follows:

                                         Common Stock
                                           Awards                     Cash Awards
                                     (Senior Management)           (Field Personnel)                 Total
                                     --------------------        --------------------      ----------------------
Shares of common stock granted             102,516                           --                     102,516

Value of common stock granted           $  737,089                    $      --                  $  737,089
Cash payments                              678,189(1)                   680,000                   1,358,189
                                        ----------                    ---------                  ----------
Pretax charge                            1,415,278                      680,000                   2,095,278
Tax benefit                               (580,263)                    (278,800)                   (859,063)
                                        ----------                    ---------                  ----------
After tax charge                        $  835,015                    $ 401,200                  $1,236,215
                                        ==========                    =========                  ==========
After tax cash charge (2)               $   97,926                    $ 401,200                  $  499,126
                                        ==========                    =========                  ==========

(1) Represents payments made in respect of federal income taxes relating to the value of the shares of common stock granted.

(2)  Represents cash payments less tax benefit.
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         The shares of common stock issued as incentive compensation to the stock award recipients are not subject to any vesting requirements or transfer restrictions, other than any applicable transfer restrictions under federal or state securities laws.

         The fair market value of our common stock on the incentive compensation grant date was $7.19 per share. The one-time capital raising incentive compensation charge will be $2.1 million on a pretax basis, $1.2 million on an after tax basis and $499,126 on an after tax cash basis. We will recognize this expense in the second quarter of 2001.

RECENTLY INSTITUTED LITIGATION

         On June 29, 2001, Del Webb California Corp. filed a complaint in the Superior Court of the State of California for the County of Sacramento against one of our subsidiaries, Central Concrete Supply Co., Inc., and two other defendants, Cedar Valley Concrete and Capital Engineering Laboratories, Inc.
The complaint relates to concrete produced by Central and delivered for use in a large, single-family home tract-construction project in Northern California. Cedar Valley was a concrete subcontractor for this project and, in that capacity, entered into arrangements with Central to provide concrete for foundations and floor slabs in the new homes being constructed. Capital Engineering performed consulting and testing services for Del Webb at the project, including testing the compressive strength of the floor slabs.

         The complaint alleges various causes of action relating to concrete that Central manufactured using a batch mix that did not meet Del Webb's specifications and failed to meet Del Webb's requirements for compressive strength at 7 and 28 days after placement. The complaint further alleges that Del Webb was required to remove and replace the concrete and other construction improvements, components and materials that were placed on the concrete at 76 homes in the project. The complaint seeks relief including damages of at least $7 million, restitution, unspecified punitive damages and awards for interest, costs and expenses, including attorneys' fees. The complaint alleges negligence, negligent interference with prospective economic advantage, deceit and unjust enrichment causes of action against Central.

         We believe Central has valid defenses to these claims based on, among other things, Del Webb's failure to mitigate damages, and we intend to defend against these claims vigorously. However, the ultimate resolution of this matter could materially and adversely affect our financial condition and results of operations.

         We are recording a pretax charge of $600,000 in the second quarter of 2001 to reserve for the potential that we will be unable to collect a portion of our accounts receivable related to the Del Webb project as a result of this litigation.

SUMMARY OF FINANCIAL IMPACT

         The litigation charge will be $600,000 on a pretax basis and $354,000 on an after tax basis. The one-time capital raising incentive compensation charge will be $2.1 million on a pretax basis, $1.2 million on an after tax basis and $499,126 on an after tax cash basis. The litigation charge and the one-time capital raising incentive compensation charge were not factored into our previously announced expectations regarding our second quarter 2001 earnings.

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DIRECTOR RESIGNATION

         On June 15, 2001, Peter T. Dameris resigned as a member of our Board of Directors to pursue other interests.

INCLUSION IN RUSSELL 2000 INDEX

         On July 9, 2001, we were added to the Russell 2000 Index. The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies ranked by total market capitalization and represents approximately 98 percent of the
investable U.S. equity market.   The Russell 2000 Index, a subset of the Russell
3000 Index and a leading benchmark for the small cap market, measures the performance of the 2,000 smallest companies in the index and represents approximately 8 percent of the total market capitalization of the Russell 3000
Index.   The index, one of 21 U.S. equity indices developed by Frank Russell
Company, is rebalanced annually effective July 1 and will remain in place for one year. Russell adjusts its indices annually in order to provide a truer reflection of stock market activity and performance.



                           FORWARD-LOOKING STATEMENTS

         This Current Report on Form 8-K contains various forward-looking statements and information that are based on management's belief as well as assumptions made by and information currently available to management. These forward-looking statements include statements about the estimated combined revenues of the businesses we recently acquired and our expectations regarding our fleet utilization in the Dallas/Ft. Worth area. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, general and regional economic conditions; future growth in the construction industry; our ability to complete acquisitions and to effectively integrate the operations of acquired companies; access to sufficient capital to fund our desired growth; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental liabilities; the results of litigation; the cyclical and seasonal nature of our business; adverse weather; and general risks related to the industry and markets in which we operate. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2000, and our subsequent Quarterly Report on Form 10-Q.
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              U.S. CONCRETE, INC.



Date: July 11, 2001           By: /s/ Eugene P. Martineau
                                 -----------------------------------------
                                    Eugene P. Martineau
                                    President and Chief Executive Officer